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                                                                 EXHIBIT 10.4
                               SECURITY AGREEMENT


     This Security Agreement (the "Agreement") made this 2nd day of February 1998, between CTI Group (Holdings), Inc. ("Guarantor"), a Delaware corporation having its chief executive office at 901 South Trooper Road, P.O. Box 89360, Valley Forge, PA 19484, and Siemens plc ("Secured Party"), an English company.

                                   BACKGROUND

     Pursuant to a certain Asset Purchase Agreement of even date herewith between CTI Data Solutions (International) Ltd., an English company and a wholly-owned subsidiary of Guarantor ("Borrower") and Secured Party, Secured Party advanced a loan to Borrower in the principal amount of Two Million Dollars ($2,000,000.00) (the "Term Loan"). The Term Loan is evidenced by a Secured Promissory Note of even date herewith executed and delivered by Borrower to Secured Party in the principal amount of Two Million Dollars ($2,000,000.00) (the "Note"). As incentive for Secured Party to make the Term Loan to the Borrower, the Guarantor executed a Guaranty in favor of Secured Party relating to the performance of Borrower's obligations under the Note (the "Guaranty"), a Collateral Pledge Agreement (the "Pledge Agreement") and is entering into this Security Agreement. Borrower's obligations to Pledgee, as evidenced by the Note are hereinafter referred to as the ("Obligations").

     NOW, THEREFORE, the parties hereto, intending to be legally bound, covenant and agree as follows:

     SECTION 1.  CERTAIN DEFINITIONS.

          1.1 "Account", "Account Debtor", "Contracts", "Document", "Equipment", "Fixtures", "General Intangibles", "Goods", "Instrument", "Inventory", "Proceeds" and "Purchase Money Security Interest" shall have the same respective meanings as are given to these terms in or for the purposes of the Uniform Commercial Code as enacted in the Commonwealth of Pennsylvania ("UCC").

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          1.2  "Books and Records" means all present and future books of account of every nature, correspondence, memoranda, invoices, ledger cards, bills of lading and other shipping evidence, tapes, disks, diskettes and other software storage media and devices, papers, books and other documents, or transcribed information of any type, whether expressed in ordinary or machine language, and whether on or off the premises of Guarantor.

          1.3  "Collateral" means the property of Guarantor described in
Section 2 of this Agreement.

          1.4 "Note" means the Secured Promissory Note of even date herewith executed by CTI Data Solutions (International) Ltd., an English company and a wholly-owned subsidiary of Guarantor ("Debtor"), in favor of the Secured Party.

          1.5 "Event of Default" shall have the meaning ascribed to such term in the Note.

          1.6 "Obligations" means any and all obligations of Borrower under the Note and Guarantor under the Guaranty (the "Guaranty") of even date herewith executed by the Guarantor in favor of the Secured Party and which guarantees the performance of Borrower under the Note, whether direct or indirect, absolute or contingent, primary or secondary, due or to become due, now existing or hereafter arising, regardless of how they arise or by what instrument they must be evidenced or whether evidenced by any agreement or instrument, and includes obligations to perform acts and refrain from acting as well as obligations to pay money.

          1.7 "Permitted Liens" means the liens, claims or encumbrances, if any, described on Exhibit A attached hereto, incorporated herein by this reference and hereby made a part hereof .

          1.8 "Person" means any individual, corporation, partnership, association, joint-stock company, trust, unincorporated organization, joint venture, court or government or political subdivision or agency thereof.

     SECTION 2.  COLLATERAL SECURITY.

          2.1 As security for the prompt payment, performance and satisfaction of all Obligations, Guarantor hereby assigns, pledges, hypothecates, transfers and sets over to Secured Party, all of Guarantor's right, title and interest in and to, and hereby grants to Secured Party a continuing lien on and security interest in and to, all of the following, wherever located, whether now owned or existing or hereafter acquired or arising, together with all replacements, accessions, parts, additions and substitutions therefor and thereof:

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          2.2  All Goods and Inventory including, without limitation, all stock-in-trade, raw materials, work-in-process and materials used, produced or consumed in Guarantor's business, all tangible personal property held by Guarantor for sale, consignment or lease, or to be furnished under contracts of service and all property which Guarantor has so sold, consigned, leased or furnished, Goods that are returned, reclaimed or repossessed, together with rights of Guarantor as a seller of Goods and rights to returned or repossessed Goods and the proceeds from the sale of any and all Goods and Inventory;

          2.3 All Accounts, Contracts, Document, Equipment, Fixtures, General Intangibles, Goods, Instrument, Inventory, Proceeds, including, without limitation, (a) rights and remedies under or relating to guaranties, contracts of suretyship, letters of credit and credit and other insurance related to the Collateral, (b) rights of stoppage in transit, replevin, repossession, reclamation and other rights and remedies of an unpaid vendor, lienor or secured party, (c) goods described in invoices, documents, contracts or instruments with respect to, or otherwise representing or evidencing, Collateral, including, without limitation, returned, repossessed and reclaimed goods, and (d) deposits by and property of account Borrowers or other persons securing the obligations of account Borrowers;

          2.4 All property of Guarantor which at any time Secured Party shall have in its possession, or which is in transit to it; and

          2.5 Without limiting the generality of any of the foregoing, all property which is now owned by Guarantor or which will be acquired by the Guarantor until such time as the Obligations are satisfied.

     SECTION 3.  OBLIGATIONS SECURED.

          The Collateral secures all of the Obligations and may be retained by Secured Party until all such Obligations have been paid and satisfied in full.

     SECTION 4.  REPRESENTATIONS AND WARRANTIES.

          Guarantor hereby represents and warrants, which representations and warranties shall be deemed continuing until all Obligations have been paid and satisfied in full, as follows:

          4.1 Guarantor is a corporation duly organized and in good standing under the laws of its state of formation and is duly qualified as a foreign corporation and in good standing in all

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states or other jurisdictions where the nature and extent of the business transacted by it or the ownership of assets makes such qualification necessary, except for those jurisdictions in which the failure to so qualify would not have a material adverse effect on Guarantor's financial condition, results of operation or business or the rights of Secured Party in or to any of the Collateral;

          4.2 The execution, delivery and performance of this Agreement, the Guaranty, the Pledge Agreement and the transactions contemplated hereunder and thereunder are all within Guarantor's corporate powers, have been duly authorized by Guarantor and will not violate any provision of any applicable law, rule or regulation, judgement, order, writ or decree, or of any contract, agreement, indenture or instrument to which Guarantor is a party or by which Guarantor or its assets (including the Collateral) are or may be bound;

          4.3 This Agreement, the Guaranty, the Pledge Agreement, the Obligations and all related instruments, agreements and documents, when executed and/or delivered by Guarantor, will represent the legal, valid and binding Obligations of Guarantor, enforceable against Guarantor in accordance with their respective terms;

          4.4 No Event of Default or event which, with the passage of time or the giving of notice, or both, will result in an Event of Default has occurred;

          4.5 Guarantor is not in default in any respect under, or in violation in any respect of, any of the terms of, any agreement, contract, instrument, lease or other commitment to which it is a party or by which it or any of its assets are bound, and Guarantor is in compliance in all respects with all applicable provisions of laws, rules, regulations, licenses, permits, approvals and orders of any foreign, federal, state or local governmental authority, except to the extent such default, violation or non-compliance would not result in or cause a material adverse change in the assets, business or prospects of Guarantor, or have an adverse effect on the legality, validity or enforceability of this Agreement, the Guaranty or the Pledge Agreement or priority of the security interests or liens of Secured Party in the Collateral, or would impair the ability of Guarantor to perform its obligations under this Agreement or under any of the other financing agreements, or of Secured Party to enforce any Obligation or realize upon any Collateral;

          4.6 There are no judgments or judicial or administrative orders or proceedings pending, or to the knowledge of Guarantor threatened, against or affecting Guarantor in any court or before any governmental authority or arbitration board or tribunal which may adversely affect the condition (financial or otherwise) of Guarantor or the assets (including the Collateral) of Guarantor, or the ability of Guarantor to perform its obligations under this Agreement, the Guaranty, the Pledge Agreement, the Obligations or any related instruments, agreements or documents;

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          4.7  The security interests and liens granted to Secured Party under this Agreement constitute valid and perfected first priority liens and security interests in and upon the Collateral, subject only to Permitted Liens;

          4.8 Guarantor has good and marketable title in fee simple (or its equivalent under applicable law) to all of the properties and assets it purports to own, free from liens, claims and encumbrances of any third Person, except for Permitted Liens;

          4.9 The Guarantor has no knowledge of any fact that would impair the validity or collectability of any of the Collateral that is accounts receivable, chattel paper, contract rights, documents or instruments and each obligor upon such Collateral has or will have (as the case may be) capacity to contract;

          4.10 Each account receivable is or will be (as the case may be) a true and correct statement of the initial indebtedness incurred by each account Borrower with respect thereto and will arise out of or in connection with the sale or lease of goods or for the rendering of services by the Guarantor to each such account Borrower;

          4.11 No presently effective financing statement under the UCC naming the Guarantor as Borrower is on file in any jurisdiction and the Guarantor has not signed any presently effective security agreement authorizing any secured party thereunder to file a financing statement, except for financing statements naming the Secured Party as the secured party and except as otherwise disclosed on Exhibit A.1 hereto;

          4.12 The Guarantor's exact legal name is set forth at the beginning of this Agreement and the Guarantor does not conduct business under any other name; and

          4.13 Guarantor's chief executive office, and the address at which the Books and Records relating to the Collateral are located, is as set forth on the first page of this Agreement, and all other locations of the Collateral, if any, are shown on Exhibit B attached hereto, incorporated herein by this reference and hereby made a part hereof. Exhibit B correctly identifies any Collateral locations which are not owned by Guarantor and sets forth the owners and/or operators thereof, and to the best of Guarantor's knowledge, the holders of any mortgages on such location.

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     SECTION 5.  COVENANTS.

          Guarantor covenants and agrees with Secured Party that, so long as any of the Obligations remain unpaid or unsatisfied, it shall continuously take all steps that are necessary or prudent to protect and maintain the security interest of the Secured Party in the Collateral and, without limiting the generality of the foregoing, will comply with the following covenants:

          5.1 Guarantor will promptly notify Secured Party, in writing at Secured Party's address set forth on the first page of this Agreement, of any prospective change of business location or of any additions or changes to the locations of Collateral shown on the first page of this Agreement or on [Exhibit C];

          5.2 Guarantor will execute and deliver to Secured Party all such further instruments and do all such further acts and things as Secured Party may request or as may be necessary or desirable to effectuate the purposes of this Agreement, or for filing financing or continuation statements or other instruments or records necessary or proper for perfection of the security interest of Secured Party. Secured Party may execute on behalf of any Guarantor and file or record any such documents in such manner as Secured Party may see fit to effectuate the purposes hereof;

          5.3 Guarantor shall keep complete and accurate Books and Records and make all necessary entries therein to reflect the quantities, costs and location of the Collateral. Guarantor further agrees to mark its Books and Records, in such fashion so as to indicate the liens on and security interests in and to the Collateral granted to Secured Party pursuant to this Agreement. Guarantor shall permit Secured Party or any other holder of the Note, its officers, employees, agents and representatives at any time and from time to time, to have full access to all of the Books and Records and any other records pertaining to Guarantor's business or the Collateral which Secured Party may request, and shall cause all Persons to make all such Books and Records in their possession available to Secured Party, its officers, employees, agents and representatives and, if deemed necessary by Secured Party, in its sole discretion, permit Secured Party, its officers, employees, agents and representatives to remove the Books and Records from Guarantor's place(s) of business or any other place where they may be found for the purpose of examining, auditing and/or reproducing the same. Subject to the terms and conditions of this Agreement, any of Guarantor's Books and Records so removed by Secured Party, its officers, employees, agents or representatives, shall be returned to Guarantor as soon as Secured Party shall have completed its inspection, audit and/or reproduction thereof. Secured Party's right to take possession of the Books and Records shall be enforceable at law by an action of replevin or by any other appropriate remedy at law or in equity;

          5.4 Guarantor shall promptly pay, when due, all taxes, assessments and impositions upon the Collateral or for its use or operation or upon this Agreement or the Obligations including, without limitation, any and all documentary stamp and intangible taxes, and shall promptly furnish

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to Secured Party the receipted bills therefor.  At its option, Secured Party may (without obligation) discharge taxes, liens or security interests, or other encumbrances at any time levied or placed on the Collateral, and may pay for the maintenance and preservation of the Collateral. Guarantor agrees to reimburse Secured Party, on demand, together with interest at the highest rate set forth in the Note, for any payment made, or any expense incurred by Secured Party, pursuant to the foregoing authorization;

          5.5 Guarantor shall upon reasonable notice during regular business hours allow Secured Party, by or through any of its officers, employees, agents or representatives, to examine or inspect the Collateral, wherever located;

          5.6 If any of the Collateral or any of the Books and Records are, at any time, to be located on premises leased by Guarantor or on premises owned by Guarantor subject to a mortgage or other lien, Guarantor shall obtain and deliver, or cause to be obtained and delivered to Secured Party, prior to delivery of any Collateral or Books and Records to such premises, an agreement, in form and substance satisfactory to Secured Party and its counsel, pursuant to which such landlord, mortgagee or other lien holder waives its rights, if any, to enforce any claims against Guarantor for monies due under a landlord's lien, mortgagee's mortgage or other lien by levy or distraint, or similar proceeding against the Collateral or the Books and Records, and assuring Secured Party's ability to have access to the Collateral and the Books and Records in order to exercise Secured Party's rights to take possession thereof and to remove the same from such premises and/or to prepare for disposition and dispose of the same at or about such premises;

          5.7  Guarantor shall promptly notify Secured Party, in writing, of
(a) any event causing a material loss or decline in the value of the Collateral (whether or not covered by insurance) and of the amount of such loss or depreciation, (b) the inability or unwillingness of any Account Guarantor to pay or preserve the Collateral, and of any defense, set-off or counterclaim asserted by any Account Borrower, and (c) any Collateral having been returned by any Account Guarantor to Guarantor for any reason. Guarantor agrees not to return any Inventory to the supplier thereof, or to sell or otherwise dispose of Goods returned or repossessed from Secured Party, lessees or consignees thereof, without Secured Party's prior written consent;

          5.8 Guarantor shall, at its sole cost and expense, (a) preserve the Collateral and Guarantor's rights against any Person free and clear of all liens, claims and encumbrances, except for Permitted Liens and liens, claims and encumbrances created pursuant to this Agreement, (b) defend its right, title and interest in and to the Collateral and (c) defend the Collateral against any and all claims and demands of all Persons at any time or from time to time claiming the same or any interest therein. Guarantor will not grant to any Person, other than Secured Party, any lien on or security interest in and to the Collateral, nor allow any Person other than Secured Party to obtain a lien on or security interest in and to or levy upon the Collateral;

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          5.9  Guarantor shall, at its sole cost and expense, maintain the
Collateral in good condition and repair at all times, subject to ordinary wear and tear, and shall not waste, abuse or destroy, or use in violation of any applicable laws, any of the Collateral;

          5.10 Guarantor shall, at all times, maintain with financially sound and reputable insurers insurance with respect to the Collateral against loss or damage and all other insurance of the kinds and in the amounts customarily insured against or carried by corporations of established reputation engaged
in the same or similar businesses and similarly situated.   Guarantor shall
furnish such certificates, policies or endorsements to Secured Party as Secured Party shall require as proof of such insurance, and, if Guarantor fails to do so, Secured Party is authorized, but not required, to obtain such insurance at the expense of Guarantor. All policies shall provide for at least thirty (30) days prior written notice to Secured Party of any cancellation or reduction of coverage and that Secured Party may act as attorney for Guarantor in obtaining, and at any time an Event of Default exists or has occurred and is continuing, adjusting, settling, amending and canceling such insurance. Guarantor shall cause Secured Party to be named as a loss payee and an additional insured (but without any liability for any premiums) under such insurance policies and Guarantor shall obtain non-contributory loss payable endorsements to all insurance policies in form and substance satisfactory to Secured Party. Such loss payable endorsements shall specify that the proceeds of such insurance shall be payable to Secured Party as its interest may appear and further specify that Secured Party shall be paid regardless of any act or omission by Guarantor or any of its affiliates. At its option, Secured Party may apply any insurance proceeds received by Secured Party at any time to the cost of repairs or replacement of Collateral and/or to payment of the Obligations, whether or not then due, in any order and in such manner as Secured Party may determine or hold such proceeds as cash collateral for the Obligations;

          5.11 Guarantor will sell its Inventory only in the ordinary course of its business consistent with past practice; and

          5.12 Guarantor shall, upon request of Secured Party or Secured Party itself may, in the name of Secured Party or Guarantor, and without notice to Guarantor, at any time or from time to time, notify Account Borrowers and other obligors of debts, liabilities and obligations to Guarantor that are included in the Collateral of Secured Party's interest in the Collateral pursuant to this Agreement and direct and cause all payments to be made to Secured Party with respect to such Collateral. Secured Party shall have the right at any time and from time to time, in Secured Party's name or in the name of a nominee of Secured Party, to verify the validity, amount or any other matter relating to any Account or Collateral, by mail, telephone, facsimile transmission or otherwise. Secured Party may demand, sue for, collect or receive any money or property payable or receivable on any Inventory.

          5.13 Guarantor shall join with the Secured Party at its request from time to time in executing financing statements, amendments thereto and continuation statements, and pay the cost of filing the same wherever the Secured Party reasonably deems desirable, and do, make, execute

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and deliver all additional and further acts, things, deeds, powers of attorney, assurances, writings and instruments that the Secured Party may reasonably require to vest completely in it and assure to it its rights hereunder and in and to the Collateral.

          5.14 Guarantor shall notify the Secured Party at least 30 days before changing its legal name, the location of its principal place of business or location where it keeps or holds any Collateral or any records relating thereto or before doing any business under any name other than its legal name.

          5.15 Guarantor shall use all commercially reasonable efforts to sell, within twelve (12) months of the date hereof, its United States telemanagement service bureau and to make available to Borrower and to cause Borrower to apply the net cash proceeds from such sale, up to an amount equal to the Required Cash Amount (as the term "Required Cash Amount" is defined in the Asset Purchase Agreement), toward reducing the principal amount outstanding under the Note.

     SECTION 6.  SECURED PARTY'S RIGHTS UPON DEFAULT.

          Upon the occurrence of an Event of Default, the Obligations shall be immediately due and payable without notice or demand and Secured Party shall have, in addition to any and all rights and remedies that Secured Party may then have under the instruments, agreements and documents evidencing the Obligations, the UCC or at law or in equity, at its option, and without further action, the unconditional right to do any one or more of the following:

          6.1 Exercise any or all rights, remedies, benefits and privileges available to Secured Party under this Agreement, the Note, and those available to a secured party under the UCC, as well as those under any other applicable agreement with respect to any of the Collateral, and to apply such monies and the net Proceeds of the Collateral to any of the Obligations in such order as Secured Party, in its sole discretion, may elect;

          6.2 Require Guarantor to assemble all or part of the Collateral as Secured Party may in its sole discretion request or demand and make the same available to Secured Party in a place to be designated by Secured Party which is reasonably convenient to Secured Party and Guarantor;

          6.3 Without limiting the generality of the foregoing, Secured Party may immediately, without demand of performance and without other notice (except as specifically required by this Agreement or the Collateral Documents) or demand whatsoever to Guarantor, all of which are hereby expressly waived, and without advertisement, sell at public or private sale or otherwise realize upon, in Philadelphia, Pennsylvania or elsewhere, the whole or, from time to time, any part of the Collateral, or any interest which Guarantor may have therein, in one or more parcels at public sale or sales, at any exchange, broker's board or elsewhere, at such price and on such terms as

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Secured Party may determine, for or on credit, or for future delivery without assumption of any credit risk. Notice of any sale or other disposition shall be given to Guarantor at least ten (10) days before the time of any intended public sale or of the time after which any intended private sale or other disposition of the Collateral is to be made, which Guarantor hereby agrees shall be reasonable notice of such sale or other disposition. Guarantor agrees to assemble, or to cause to be assembled at its expense, the Collateral at such place or places as Secured Party shall designate. At any such sale or other disposition, Secured Party may, to the extent permissible under applicable laws, purchase the whole or any part of the Collateral, free from any right or equity of redemption on the part of Guarantor, which right or equity is hereby waived and released.

          6.4 The proceeds of any disposition of the Collateral or other action by Secured Party shall be applied as follows:

               (a) First, the costs and expenses incurred in connection therewith or incidental thereto or to the care or safekeeping of any of the Collateral or in any way relating to the rights of Secured Party hereunder, including reasonable attorneys' fees and legal expenses;

               (b)  Second, to the satisfaction of the Obligations;

               (c) Third, to the payment of any other amounts required by applicable law (including, without limitation, Section 9-504(a)(3) of the UCC); and

               (d) Fourth, to Guarantor, to the extent of any surplus proceeds, absent the agreement of the parties to the contrary or as directed by a court of competent jurisdiction.

          6.5 Without limiting the generality of any of the rights and remedies conferred upon Secured Party under this paragraph, Secured Party may, to the full extent permitted by applicable laws:

               (a) Enter upon the any of Guarantor's premises, exclude therefrom Guarantor, and take immediate possession of the Collateral, either personally or by means of a receiver appointed by a court of competent jurisdiction, using all necessary force to do so;

               (b) At Secured Party's option, use, operate, manage and control the Collateral in any lawful manner;

               (c) Exercise rights of set-off in accordance with applicable law;

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               (d)  Maintain, repair, renovate, alter, remove, abandon or relinquish rights in and to the Collateral as Secured Party may determine in its discretion;

               (e) Cure any default in any reasonable manner and add the cost of any such cure to the Obligations and accrue interest thereon at the highest rate of interest then being charged to Guarantor on any of the Obligations;

               (f) Notwithstanding any outstanding commitment of any Buyer to Guarantor to make additional and further loans, advances or extensions of credit to or for the benefit of Guarantor, declare any such commitment null and void and of no further force and effect whatsoever; and

               (g) Retain all of Guarantor's Books and Records with respect to the Collateral.

     SECTION 7.  MISCELLANEOUS.

          7.1 This Agreement shall inure to the benefit of, and is and shall continue to be binding upon, the parties hereto, Secured Party and their respective heirs, personal representatives, successors and assigns, including, without limitation, receivers, trustees and Borrowers-in-possession, but nothing contained herein shall be construed to permit Guarantor to assign this Agreement or any of Guarantor's rights or obligations hereunder without Secured Party's prior written consent, which consent may be withheld in Secured Party's sole and absolute discretion.

          7.2 This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania. The parties to this Agreement agree to the jurisdiction of the federal courts located in Philadelphia, Pennsylvania for resolution of controversies arising out of or relating to this Agreement, the Note and any related instruments, agreements or documents. THE PARTIES HERETO IRREVOCABLY WAIVE TRIAL BY JURY IN ANY COURT WITH RESPECT TO, IN CONNECTION WITH, OR ARISING OUT OF THIS AGREEMENT OR ANY OTHER INSTRUMENT OR DOCUMENT DELIVERED PURSUANT HERETO OR THERETO OR ANY OTHER CLAIM OR DISPUTE HOWEVER ARISING, BETWEEN THE GUARANTOR AND THE SECURED PARTY.

          7.3 Guarantor agrees to pay upon demand, all expenses (including reasonable fees and expenses of attorneys, experts and agents) incurred in any way in connection with the exercise or defense of any rights or interests of Secured Party hereunder or the enforcement of any provisions hereof, or the management, preservation, maintenance, collection, disposition or enforcement of any of the Collateral (all such expenses to be Obligations hereunder). Guarantor agrees to defend, indemnify and save Secured Party and its directors, officers, employees, and agents harmless from and against any and all claims, losses, liabilities, costs and expenses, arising out of or resulting from

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this Security Agreement (including, without limitation, enforcement of this
Agreement) or Secured Party's interest in the Collateral, including claims for the return or disgorgement of amounts paid to Secured Party, whether or not ultimately successful, whether brought by Guarantor or any other party, and in connection therewith to indemnify it against all costs, reasonable counsel fees, expenses and liabilities incurred in or about the defense of any such claims, actions or proceedings brought or threatened thereon, whether brought by Guarantor or any other party, except claims, losses or liabilities resulting from Secured Party's gross negligence or willful misconduct.

          7.4 If any provision of this Agreement shall for any reason be held to be invalid or unenforceable, such invalidity or unenforceability shall not affect any other provision hereof. Upon any such determination that any provision is invalid or incapable of being enforced, such provision shall be construed so as to effect the original intent of the parties as closely as possible in a permissible manner in order that the transactions contemplated hereby are consummated to the greatest extent possible.

          7.5 The rights, powers and remedies of Secured Party hereunder are cumulative, concurrent and not alternative, and shall not be exhausted by the single assertion or exercise thereof, and the failure of Secured Party to exercise any such right, power or remedy will not be deemed a waiver thereof nor preclude any further or additional assertion or exercise of such right, power or remedy. The waiver of any default, violation or Event of Default hereunder shall not be a waiver of any subsequent default, violation or Event of Default hereunder.

          7.6 No modifications or amendments of this Agreement shall be binding or enforceable unless in writing and signed by duly authorized representatives of Guarantor and Secured Party.

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     IN WITNESS WHEREOF, the parties have hereunto caused this Security
Agreement to be duly executed as of the day and year first above written.


                                   SIEMENS PLC

                                   By:     /s/ J.H. Whitfield
                                           -----------------------------
                                           Name:  J. Whitfield
                                           Title:    Corporate Controller

                                   CTI GROUP (HOLDINGS), INC.


                                   By:     /s/ Anthony Johns
                                           -----------------------------
                                           Anthony Johns
                                           President

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